UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2006

RENT-A-CENTER, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-25370

Delaware	45-0491516
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5700 Tennyson Parkway
Suite 100
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 801-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 15, 2006, the Board of Directors of Rent-A-Center, Inc. (the "Company") approved the Rent-A-Center, Inc. 2006 Long-Term Incentive Plan (the "2006 Plan"), subject to the approval of the Company's stockholders. On May 19, 2006, the requisite number of stockholders of the Company approved, among other things, the 2006 Plan at the 2006 Annual Meeting of Stockholders. A copy of the 2006 Plan was filed as Appendix B to the to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2006.

The 2006 Plan authorizes the issuance of 7,000,000 shares of common stock of the Company, par value $0.01 (the "Common Stock") that may be issued pursuant to awards granted under the 2006 Plan, of which no more than 3,500,000 shares may be issued in the form of restricted stock, deferred stock or similar forms of stock award which have value without regard to future appreciation in value of or dividends declared on the underlying shares of Common Stock. In applying these limitations, the following shares will be deemed not to have been issued: (1) shares covered by the unexercised portion of an option that terminates, expires, or is canceled or settled in cash, and (2) shares that are forfeited or subject to awards that are forfeited, canceled, terminated or settled in cash. In any calendar year, (1) no employee may receive options and stock appreciation rights for more than 600,000 shares of Common Stock; (2) no employee may earn more than 600,000 shares of Common Stock pursuant to performance-based equity awards under the 2006 Plan (other than options and stock appreciation rights), increased by the unused limit, if any, from prior calendar years; and (3) no employee may earn more than $3,000,000 pursuant to performance-based cash awards under the 2006 Plan, increased by the unused limit, if any, from prior calendar years.

All of the Company's present or future directors, officers, employees, consultants and other personnel are eligible to participate in the 2006 Plan. Actual selection of any eligible individual to participate in the 2006 Plan is within the sole discretion of the Compensation Committee of the Board of Directors of the Company. Awards under the 2006 Plan may be made in the form of stock options, stock awards (which may consist of restricted stock, deferred stock, stock units, stock bonus and other stock awards), other equity based awards (such as stock appreciation rights, dividend equivalent payment rights, phantom shares, phantom stock units, bonus shares and other forms of equity-based awards), cash awards, and performance-based equity and cash awards.

Item 1.02.    Termination of a Material Definitive Agreement

Effective immediately upon the approval of the 2006 Plan by the Company's stockholders as described under Item 1.01 above, the Company's existing long-term incentive plan, the Amended and Restated Rent-A-Center Long-Term Incentive Plan (the "Previous Plan"), was terminated. All employees of the Company and its subsidiaries, directors of the Company and certain independent contractors were eligible to participate in the Previous Plan. Although the approval by the Company's stockholders of the 2006 Plan will not have any effect on outstanding awards that were granted under the Previous Plan, the Company's ability to grant new awards pursuant to the Previous Plan has been terminated.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: May 24, 2006	By:	/s/ Christopher A. Korst
Christopher A. Korst
Senior Vice President - General Counsel and Secretary